As filed with the Securities and Exchange Commission on January 5, 2016

Registration No. 333-164191

Registration No. 333-164192

Registration No. 333-181977

Registration No. 333-192633

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Towers Watson & Co.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16159	27-0676603
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

901 N. Glebe Road

Arlington, Virginia 22203

(703) 258-8000

(Address and Telephone Number, including Area Code, of Principal Executive Offices)

Towers Watson & Co. Employee Stock Purchase Plan

Towers Watson & Co. 2009 Long Term Incentive Plan

Watson Wyatt & Company Holdings 2000 Long-Term Incentive Plan

Extend Health, Inc. 2007 Equity Incentive Plan

Liazon Corporation 2008 Stock Option Plan

Liazon Corporation 2011 Equity Incentive Plan, as amended

(Full Title of the Plan)

John J. Haley

Chairman of the Board of Directors and Chief Executive Officer

Towers Watson & Co.

901 N. Glebe Road

Arlington, Virginia 22203

(703) 258-8000

(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Neil D. Falis, Esq.

Towers Watson & Co.

901 North Glebe Road

Arlington, Virginia 22203-1853

(703) 258-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SHARES

Towers Watson & Co., a Delaware corporation (the “Registrant”), is filing with the Securities and Exchange Commission this Post-Effective Amendment No. 1 in connection with the following Form S-8 Registration Statements: Registration Nos. 333-164191, 333-164192, 333-181977, and 333-192633 (the “Registration Statements”). This Post-Effective Amendment No. 1 to the Registration Statements is being filed solely to deregister any and all securities previously registered under the Registration Statements that remain unsold.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this these Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Virginia, on the 5th day of January, 2016.

TOWERS WATSON & CO.

By:	/s/ JOHN J. HALEY
John J. Haley
Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.